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                                                                   Exhibit 10.5

                                                                      EXECUTION
                                                                    COUNTERPART


                              EMPLOYMENT AGREEMENT

                  THIS EMPLOYMENT AGREEMENT (the "Agreement") entered into as of May 12, 1998, by and between ARCADE, INC. (the "Company"), a Tennessee corporation, and BARRY MILLER (the "Executive"), a residing at 169 Lelawood Circle, Nashville, Tennessee 37209;

                              W I T N E S S E T H:

                  WHEREAS, the Company is engaged in the business of, among other things, manufacturing, marketing and distributing olfactory, cosmetics and flavor sampling products and related items (the "Products"),

                  WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company on the terms and conditions of this Agreement, and

                  WHEREAS, the Executive is not a party to any other contract or subject to the terms of any other agreement, which contract or agreement would prohibit his from being a party to this agreement or otherwise being employed by the Company;

                  NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

                  1. Employment Term. The term of this Agreement shall commence on May 13, 1998 (the "Effective Date") and shall expire on June 30, 2001 (the "Initial Employment Term"); provided, however, that the Initial Employment Term shall be automatically extended for successive additional twelve-month periods (each an "Extended Employment Term") provided that neither party gives written notice to the other of termination not less than ninety (90) days prior to the end of the Initial Employment Term or any Extended Employment Term. (The Initial Employment Term and any Extended Employment Term sometimes hereinafter collectively called the "Employment Term").

                  2.       Employment.

                           (a) Subject to the provisions of Section 7 hereof,
the Company agrees to employ the Executive during the Employment Term. During the Employment Term, the Executive shall be employed as the Chief Operating Officer of the Company or in such other senior executive capacity as may later be decided by the Chief Executive Officer ("CEO"). The Executive shall perform the duties, undertake the responsibilities and exercise the authority customarily performed,

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undertaken and exercised by persons situated in a similar executive capacity.
The Executive shall report to the CEO of the Company. The Executive's offices shall be located in Chattanooga, Tennessee; however, the Executive shall undertake such travel as is reasonable and customary in the execution of the Executive's duties hereunder.

                           (b) During the Employment Term, excluding periods of
vacation and sick leave to which the Executive is entitled, the Executive agrees to devote his full time, attention, knowledge and skills, faithfully and diligently to the best of his ability, to the business and affairs of the Company.

                  3.       Compensation.

                           (a) Base Salary. During the Employment Term, the
Company agrees to pay or cause to be paid to the Executive an annual base salary of $220,000.00 or as may be increased from time to time in the sole discretion of the CEO of the Company (hereinafter referred to as the "Base Salary"). Such Base Salary shall be earned and accrued on a per day basis and be payable in accordance with the Company's customary practices applicable to its executives.

                           (b) Annual Review. Within the period from June 1
through July 31 of each year during the Employment Term, the CEO of the Company shall conduct a review of the Executive's performance and compensation; provided, however, that the Company shall have no obligation to increase the Executive's compensation as a result of any such review.

                           (c) Annual Bonus. In addition to Base Salary, the
Executive shall be awarded, for each fiscal year ending during the Employment Term, an annual bonus (the "Annual Bonus") in a maximum amount not to exceed one hundred percent (100%) of the Base Salary. The amount of the Annual Bonus to which the Executive will be entitled will be based on whether the Company meets certain financial performance goals which shall be determined by the Company in its sole discretion after consultation with the Executive, all to be as set forth in a bonus plan to be promulgated by the Company prior to the beginning of each fiscal year of the Company. It is anticipated that during the fiscal year of the Company ending June 30, 1999, fifty percent (50%) of the Executive's Annual Bonus will be based on whether the Company meets certain cost reduction goals and fifty percent (50%) will be based on whether the Company meets certain cash flow targets. The Annual Bonus shall be payable (sixty) 60 days after the end of the relevant fiscal year of the Company, beginning with the fiscal year ending June 30, 1999. The Executive acknowledges that the performance of his duties are subject to the direction of the CEO of the Company (or other officer designated in writing by the CEO) and that his entitlement to an Annual Bonus as set forth herein shall have no impact on the discretion of the CEO in delegating authority and duties to the Executive; the Executive agrees that he will not be entitled to claim that the Company failed to permit him to maximize the amount of the Annual Bonus in the management of the Company's business or in its delegation of authority and duties to him.

                           (d) 401(k) Contribution. The Company will make a
matching contribution to the Executive's account in the Company's 401(k) plan of up to sixty-one (61%) of any contribution made by the Executive, which percentage may be increased or decreased from time


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to time to be consistent with any change in the Company's policy regarding matching contributions for executives.

                           (e) Stock Options. The Company will grant to the
Executive options to purchase up to 25,000 shares of the one million (1,000,000) shares of issued and outstanding common capital stock of the Company (the "Company Stock"), pursuant to an agreement or agreements which shall be satisfactory to the Company in its sole discretion in both form and substance and which shall contain the following terms:

                                    (i) options to purchase up to 12,500 shares
of the Company Stock which shall vest over a four (4) year period based solely on the length of time that the Executive is employed by the Company;

                                    (ii) options to purchase up to 12,500
shares of the Company Stock, which options shall be earned and, to the extent earned, shall immediately vest over a period of four (4) full fiscal years of the Company based on whether the Company meets certain financial performance goals in each of those four (4) fiscal years of the Company, such goals to be determined by the Company annually in its sole discretion; and

                                    (iii) such other terms and conditions as
shall be satisfactory to the Company in its sole discretion.

                  4. Employee Benefits. During the Employment Term, the Executive shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company and made available to employees generally, including, without limitation, any retirement, profit sharing, savings, medical, hospitalization, disability, dental, life or travel accident insurance benefit plans, but only to the extent maintained by the Company. Unless otherwise provided herein the compensation and benefits under, and the Executive's participation in, such plans, practices and programs shall be on the same basis and terms as are applicable to executive employees of the Company generally.

                  5.       Expenses.

                           (a) The Executive shall be entitled to receive, in
accordance with normal Company practices, prompt reimbursement of all expenses reasonably incurred by him in connection with the performance of his duties hereunder or for promoting, pursuing or otherwise furthering the business or interests of the Company.

                           (b) If the Executive should move his residence to
Chattanooga, Tennessee, the Company will reimburse the Executive for reasonable moving expenses for himself and his family, real estate brokerage fees incurred by the Executive in connection with such move and closing costs in connection with the purchase of his residence in Chattanooga, Tennessee, such expenses, fees and costs not to exceed $40,000.00 in the aggregate.

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                  6.       Vacation and Sick Leave.

                           (a) The Executive shall be entitled to annual
vacation in accordance with the policies periodically established for similarly situated executives of the Company; provided, however, that in no event shall the Executive's annual vacation entitlement be less than three (3) weeks per year, provided that the operation of the business of the Company so permits.

                           (b) The Executive shall be entitled to sick leave
(without loss of pay) in accordance with the Company's policies in effect from time to time.

                  7. Termination. During the Employment Term, the Executive's employment hereunder may be terminated under the following circumstances:

                           (a) Cause. The Company may terminate the Executive's
employment at any time for "Cause". For purposes of this Agreement, a termination of employment is for "Cause" if:

                                    (i) the Executive has been convicted of a
felony crime, or

                                    (ii) the Company makes a written finding
that the Executive intentionally engaged in conduct which is demonstrably and materially injurious to the Company.

                           (b) Disability. If the Executive fails, because of
physical or mental illness or other incapacity, for a period of ninety (90) days in the aggregate during any twelve month period to substantially perform his duties under this Agreement ("Disability"), the Company may terminate the Executive's employment.

                           (c) Death. The Executive's employment shall
terminate immediately upon the death of the Executive.

                           (d) Upon Notice by Company. The Company may
terminate the Executive's employment at any time without Cause by giving a Notice of Termination.

                           (e) Upon Notice by Executive. The Executive may
terminate his employment at any time by giving a Notice of Termination not less than sixty (60) days prior to the Termination Date.

                  8. Compensation Upon Termination. Upon termination of the Executive's employment during the Employment Term, the Executive shall be entitled to the following benefits:

                           (a) If the Executive's employment with the Company
shall be terminated (1) by the Company for Disability, or (2) by reason of the Executive's death, the Company shall pay the Executive (i) his Base Salary which has been earned and is accrued but unpaid through the Termination Date,
(ii) his Annual Bonus prorated for the number of weeks in such fiscal year during


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which the Executive has been employed by the Company under this Agreement,
(iii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date; and (iv) accrued vacation pay. The prorated Annual Bonus shall be payable not later than ninety (90) days following the end of the Company's fiscal year.

                           (b) If the Executive's employment with the Company
shall be terminated (1) by the Company for Cause, or (2) by the Executive, the Company shall pay the Executive (i) his Base Salary which has been earned and is accrued but unpaid through the Termination Date, and (ii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date.

                           (c) If the Executive's employment with the Company
shall be terminated by the Company other than by reason of death, Cause or Disability or other than pursuant to Section 1, the Executive shall be entitled to the following:

                                    (i) the Company shall pay the Executive (i)
his Base Salary which has been earned but is accrued and unpaid through the Termination Date, (ii) if such termination occurs less than sixty (60) days prior to the end of the Company's fiscal year, his Annual Bonus prorated for the number of weeks in such fiscal year during which the Executive has been employed by the Company under this Agreement, (iii) reimbursement for reasonable and necessary expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date, and (iv) accrued vacation pay and sick leave; and

                                    (ii) the Company shall pay the Executive as
severance pay and in lieu of any further compensation for periods subsequent to the Termination Date, six months of his Base Salary, payable in accordance with the Company's normal payroll practices or, if the Executive so chooses, the Company will pay the Executive a lump sum payment equivalent to six months of his Base Salary within thirty (30) days of the Termination Date.

                           (d) The severance pay provided for in Section
8(c)(ii) shall be in lieu of any other severance pay to which the Executive may be entitled under any Company severance plan, program or arrangement.

                           (e) The severance pay provided for in Section
8(c)(ii) and all other compensation paid under this Agreement shall be subject to withholding taxes and other employment taxes as required by law with respect to compensation paid by an employer to an employee.

                  9.       Definitions.

                           (a) Notice of Termination. For purposes of the
Agreement, a "Notice of Termination" shall mean a written notice of termination of the Executive's employment, signed by the CEO of the Company if from the Company and by the Executive if from the Executive, which indicates the specific termination provision in this Agreement, if any, relied upon.

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                           (b) Termination Date., Etc. For purposes of this
Agreement, "Termination Date" shall mean (a) in the case of the Executive's death, his date of death, (b) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination for Cause under Section 7(a)(ii) shall not be less than seven (7) days from the date such Notice of Termination is given and in the case of a termination by the Executive under Section 7(e) shall not be less than sixty (60) days from the date such Notice of Termination is given).

                  10.      Restrictive Covenants.

                           (a) Covenants Against Competition. The Executive
acknowledges that (i) the Company is currently engaged in the business of manufacturing, marketing and distributing, directly and through licensees (collectively, the "Activities"), olfactory, cosmetic/skincare (including but not limited to treatment, makeup, and lipstick) and flavor sampling products and encapsulated ingredients and printed materials as they relate to sampling, and is in the process of developing single dosage products and engaging in the Activities with respect to nail and hair care sampling products (collectively, the "Company Business"); (ii) the Company Business is conducted throughout North America, Europe (including the United Kingdom), South America, Asia and Australia; (iii) the Executive's work for the Company will give the Executive access to trade secrets of, and confidential information concerning the Company; (iv) the agreements and covenants contained in this Agreement are essential to protect the business and good will of the Company; and (v) the Executive has means to support the Executive and the Executive's dependents other than by engaging in the Company Business and the provisions of this Agreement will not impair such ability. Accordingly, the Executive covenants and agrees as follows:

                                    (i) Non-Compete. During the period of the
Executive's employment hereunder and for a period of two years thereafter (the "Restricted Period"), the Executive shall not (except by reason of and in the Executive's capacity as an employee of the Company), and shall not permit any of his affiliates to, directly or indirectly, either themselves, or as a stockholder, partner, associate, employee, director, officer, advisor, consultant, owner, agent, creditor, coventurer or any person, or otherwise, directly or indirectly to establish, engage in, become employed by or associated with, any business, trade or occupation which is competitive with the Company Business or which involves the development, design, licensing, sale, distribution or manufacture of any products or services which are competitive with the Company Business.

                                    (ii) Referral of Contacts and
Opportunities. During the Restricted Period, the Executive shall refer any contacts he obtains with respect to the Company Business and any opportunities relating to the Company Business only to the Company.

                                    (iii) Interference with Employment
Relationships. The Executive shall not, directly or indirectly, and will not permit his affiliates to, during the Restricted Period, hire, solicit or cause others to hire or solicit, or take any action which is calculated to persuade, or have the effect of persuading, any employees, representatives or agents of the Company or its affiliates


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(i) who are engaged in the Company Business, or (ii) whom the Executive has become aware of, or has come in contact with, including during the course of the negotiation of this Agreement and the consummation of the transactions contemplated hereby, to terminate their employment or other relationship with the Company or its affiliates.

                                    (iv) Interference with Business
Relationships. The Executive shall not, directly or indirectly, and will not permit any of his affiliates to, during the Restrictive Period, interfere in any way with the relationship or prospective relationship between the Company or its affiliates and any customer, supplier, licensee or prospect of the Company or its affiliates. Without limiting the foregoing, the Executive shall not request, encourage, advise or attempt to persuade in any manner (including by making unfavorable or negative comments with respect to the Company, or its affiliates, products or conduct of business) any customers or suppliers of the Company or its affiliates to curtail or cancel such customer's or supplier's business relationship with the Company or its affiliates.

                                    (v) Confidential Information. The Executive
acknowledges that the Company has a legitimate and continuing proprietary interest in the protection of its confidential information and that it has invested substantial sums and will continue to invest substantial sums to develop, maintain and protect confidential information. The Executive agrees that, during and after the Restricted Period, the Executive shall, and shall cause his affiliates to, keep secret and retain in strictest confidence, and shall not use or disclose to any person whatsoever for their benefit or the benefit of others any proprietary, confidential or secret matters used in, associated with or related to the Company or the Company Business ("Confidential Information") including know-how, technology, financial information, trade secrets, customer lists, names or identities, details or client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plan, business acquisition plans, new personnel acquisition plans, methods of manufacture, processes, formulas, designs and design projects, computer programs, inventions and research projects of the Company, its affiliates, or any other entity which may hereafter become an affiliate thereof, learned, acquired or developed by the Executive while employed by the Company. Notwithstanding the foregoing, Confidential Information shall not include information which (i) is already in the public domain through no breach of the Executive or his affiliates of this Agreement or any other agreement with the Company, (ii) the Executive can provide evidence that such information was legally in his possession without restriction prior to the Effective Date, or (iii) is disclosed in any printed patent or other publications without breach of any duty of confidentiality.

                                    (vi) Property of the Company. All
memoranda, notes, lists, records, engineering drawings, technical specifications and related documents and other documents or papers (and all copies thereof) relating to the Company or the Company Business, including such items stored in computer memories, microfiche or by any other means, made or compiled by or on behalf of the Executive during the course of the Executive's employment by the Company, or made available to the Executive during the course of the Executive's employment by the Company relating to the Company, its affiliates or any entity which may hereafter become an affiliate thereof (collectively, "Company Property"), shall be the property of the Company. The Executive shall


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promptly deliver to the Company all Company Property upon the termination of the Executive's employment with the Company, or at any other time upon request, and shall not retain any Company Property in any form whatsoever, except that the Executive may, at the sole discretion and with the written consent of the CEO of the Company, retain samples of his work at the Company that do not contain any Confidential Information.

                                    (vii) Original Material. The Executive
acknowledges that the compensation paid to the Executive by the company during the Executive's employment by the company is intended to and does compensate the Executive for the Executive's originality, innovativeness and inventiveness as it relates to the Company Business. The Executive agrees that any inventions, discoveries, improvements, ideas, concepts or original works of authorship relating to the Company Business, including computer apparatus, programs and manufacturing techniques, whether or not protectable by patent or copyright, that have been originated, developed, make conceived, authored or reduced to practice by the Executive alone or jointly with others during the Executive's employment with the Company shall be the property of and belong exclusively to the Company. The Executive shall promptly and fully disclose to the Company the origination or development by the Executive of any such material and shall provide the Company with any information that it may reasonably request about such material.

                                    (viii) Post-Employment Property. The
Executive agrees that any and all intellectual property which the Executive invents, discovers, originates, makes, conceives, creates or authorize either solely or jointly with others and which is the result of or is substantially derived from Confidential Information and is reduced to writing, drawings or practice after the termination of the Executive's employment by the Company for any reason, with or without cause, shall be the sole and exclusive property of the Company. The Executive shall promptly and fully disclose all such property to the Company.

                           (b) Rights and Remedies Upon Breach. If the
Executive breaches, or threatens to commit a breach of, any of the provisions contained in Section 10 of this Agreement (the "Restrictive Covenants"), the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity:

                                    (i) Specific Performance. Recognizing that
the remedy at law for any breach or threatened breach of the covenants contained in this Section 10 may be inadequate, in the event of any breach or threatened breach of such covenants by the Executive, in addition to any and all other legal and equitable remedies which may be available, the Company, or its successors or assigns, may obtain temporary and permanent injunctive relief without the necessity of proving actual damage by reason thereof, and, to the extent permissible under the applicable statutes and rules of procedure, a temporary injunction may be granted immediately upon the commencement of any such breach and, to the extent permitted by applicable law, without notice.

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                                    (ii) Accounting. The Company shall have the
right and remedy to require the Executive to account for and pay over to the Company all compensation, profits, moneys, accruals, increments or other benefits derived or received by the Executive as the result of any action constituting a breach of the Restrictive Covenants.

                                    (iii) Tolling. If the Executive engages in
any business in violation of the covenants set forth in this Agreement, the running of the periods of limitation referred to in this Section 10 shall be tolled until such violation shall cease and shall begin to run again only when the Executive shall be in compliance with the provisions of such covenants, whether voluntarily or pursuant to an order of a court.

                           (c) Independence of Covenants. The covenants
contained in this Section 10 shall be construed as independent of any other provisions of this Agreement, and the existence of any other claim or cause of action by the Executive against the Company shall not constitute a defense to the enforcement of the covenants contained in this Section 10.

                           (d) Severability of Covenants. The Executive
acknowledges and agrees that the Restrictive Covenants are reasonable and valid in duration and geographical scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, (i) the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect without regard to the invalid portions, or (ii) such Restrictive Covenants may be reduced or limited by such court so as to make such Restrictive Covenants valid and the remainder of the Restrictive Covenants shall not thereby be affected.



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                  11.      Successors and Assigns.

                           (a) This Agreement shall be binding upon and shall
inure to the benefit of the Company, its Successors and Assigns. The term "Company" as used herein shall include such Successors and Assigns. The term "Successors and Assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company, as the case may be (including this Agreement), whether by operation of law or otherwise.

                           (b) Neither this Agreement nor any right or interest
hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representative, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

                  12. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be sent by nationally-recognized overnight delivery service or certified, registered or express mail, postage prepaid, return receipt requested, addressed as set forth below; receipt shall be deemed to occur on the earlier of the date of actual receipt or receipt by the sender of confirmation that the delivery or transmission was completed or that the addressee has refused to accept such delivery or has changed its address without giving notice of such change as set forth herein.

                           (a)      if to the Company, to:

                                    Arcade, Inc.
                                    120 East 56th Street
                                    New York, New York  10022
                                    Attention:  CEO

                                    and, to:

                                    Arcade, Inc.
                                    1800 East Main Street
                                    Chattanooga, Tennessee  37404
                                    Attention: CFO

                    with a copy to counsel for the Company:

                                    Baker, Donelson, Bearman & Caldwell
                                    1800 Republic Centre
                                    633 Chestnut Street
                                    Chattanooga, Tennessee  37450
                                    Attention:  Thomas O. Helton, Esquire

                           (b)      if to the Executive, to:

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                                    Mr. Barry Miller
                                    169 Lelawood Circle
                                    Nashville, Tennessee  37209

                   with a copy to counsel for the Executive:

                                    Mr. Kenneth Henry
                                    One North LaSalle Street
                                    Suite 3200
                                    Chicago, Illinois  60602

         Either party may change its address for notice hereunder by notice to the other party hereto in accordance with the terms of this Section.

                  13. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a wavier or similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

                  14. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Tennessee without giving effect to the conflict of law principles thereof. Executive hereby submits himself to jurisdiction in the State of Tennessee for any action or cause of action arising out of or in connection with this Agreement, agrees that venue for any such action shall be Hamilton County, Tennessee, and waives any and all rights under the laws of any state to object to jurisdiction or venue within Hamilton County, Tennessee.

                  15. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

                  16. Entire Agreement. This Agreement constitute the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

                  17. References. If the Company is contacted subsequent to the termination of the Executive, then the Company, consistent with Company policy, will only confirm that the Executive was employed with the Company for the dates of such employment as it existed.

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                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.

                                          ARCADE, INC.

                                          By
                                          -----------------------------------
                                          Title:
                                          -----------------------------------



                                          Barry Miller